SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)		December 15, 2003

SILICON GRAPHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(650) 960-1980

1600 Amphitheatre Pkwy, Mountain View, CA 94043
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required Regulation FD Disclosure

                On December 15, 2003, the address of the Company’s headquarters changed from 1600 Amphitheatre Parkway; Mountain View, CA 94043 to 1500 Crittenden Lane; Mountain View, CA 94043.

                On December 16, 2003, Silicon Graphics, Inc. (the “Company”) held its annual meeting of stockholders at which meeting the Company’s stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of shares of common stock authorized for issuance thereunder.  The Stockholders also approved the issuance of common stock in connection with the Company’s exchange offer for its 5.25% Senior Convertible Notes due 2004, satisfying a condition to the completion of the exchange offer.  A copy of the press release dated December 16, 2003 announcing the results of the meeting is attached hereto as Exhibit 99.1 and the amendment of the Company’s certificate of incorporation is attached as Exhibit 3.1.

Item 7. Exhibits

                (c)

                3.1 Amendment of the Company’s Restated Certificate of Incorporation.

                3.2 By-laws of the Company currently in effect.

                99.1 Press release dated December 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2003	By:	/s/ SANDRA M. ESCHER
Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Amendment of the Company’s Restated Certificate of Incorporation.

3.2	By-laws of the Company currently in effect.

99.1	Press release dated December 16, 2003.